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Exhibit 3i

                           CERTIFICATE OF AMENDMENT TO
               ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS
            (Pursuant to NRS 78.385 and 78.390 - After issuance of stock)
                                - Remit in duplicate -


1.  Name of corporation:   SENIOR CARE INDUSTRIES, INC.    C20977-1999

2. The articles have been amended as follows (provide article numbers if available):

Article I: Name of corporation: U.S. West Homes, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: simple majority.

4.  Officer signature required:

         /s/ Craig Brown
         -----------------------
         Craig Brown
         President

         /s/ Robert A. Coberly
         -----------------------
         Robert A. Coberly
         Secretary